EXHIBIT 99.1

Taylor Capital Reports

Fourth Quarter and Full Year Results

Reduction in Nonperforming Loans, Increased Revenue Growth,

Launches Residential Mortgage Business

ROSEMONT, IL—January 27, 2010—Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank (the “Bank”), today reported results for the fourth quarter of 2009 and the year ended December 31, 2009.

For the three months ended December 31, 2009, the Company reported a net loss applicable to common stockholders of $5.9 million, or $0.56 per diluted common share, compared to a net loss applicable to common stockholders of $5.3 million, or $0.51 per diluted share common share, for the third quarter of 2009.

For the year ended December 31, 2009, the Company reported a net loss applicable to common stockholders of $43.0 million, or $4.10 per diluted common share, compared to a net loss applicable to common stockholders of $143.4 million, or $13.72 per diluted common share, for the year ended December 31, 2008.

Financial Highlights

•

Total revenue (net interest income plus noninterest income excluding securities gains or losses) for the fourth quarter of 2009 was $36.6 million, up from $35.4 million for the third quarter of 2009. For the full year 2009, the Company’s total revenue was $138.9 million as compared with $107.2 million for 2008.

•

Net interest income for the fourth quarter rose to $32.8 million, up from $32.4 million in the third quarter. The Company’s net interest margin for the fourth quarter was 3.10%, up from 2.92% for the third quarter. Net interest income for the full year 2009 totaled $122.9 million as compared with $92.4 million for 2008. The net interest margin for the year ended December 31, 2009 was 2.84%, up from 2.55% in 2008.

•

In-market deposits totaled $2.4 billion at December 31, 2009, up $393.3 million from $2.0 billion at December 31, 2008. Out-of-market deposits declined to $570.4 million at year end 2009, down 49% from the December 31, 2008, total of $1.12 billion. As a percent of total deposits, in-market deposits represented 81% of year end 2009 deposits, up from 64% at December 31, 2008.

•	The Company’s asset quality indicators continued to show improvement:

•

Nonperforming loans declined to $141.5 million at year end, down $34.6 million, or 20%, from the $176.0 million reported at September 30, 2009, and down $58.9 million, or 29%, from $200.4 million balance on December 31, 2008.

•

Nonperforming assets were $167.7 million at December 31, 2009, down $28.6 million from the $196.3 million reported at September 30, 2009, and down $45.9 million from the December 31, 2008 total of $213.6 million.

•	The allowance for loan losses as a percent of total loans increased to 3.50% at year end, up from 3.44% at September 30, 2009, but down from 3.98% at December 31, 2008.

•	The allowance for loan losses as a percent of nonperforming loans rose to 75.06% at December 31, 2009, up from 60.86% at September 30, 2009, and up from 64.15% at December 31, 2008.

•

The fourth quarter provision for loan losses rose to $19.0 million, up from $15.5 million for the third quarter of 2009. For the full year 2009, the loan loss provision was $89.6 million, down $54.5 million from the 2008 full year total of $144.2 million.

•	The Company’s capital ratios remain substantially above all regulatory requirements for well-capitalized banks.

“In the face of the most challenging period for our industry in two generations, our Company has gone through a remarkable transformation,” said Taylor Capital Group Chairman Bruce W. Taylor. “The effects of the changes that we have made, and the efforts of our staff, have been clearly positive in 2009. As a result, we enter 2010 with a solid platform for growth.”

“I’m encouraged by many aspects of our 2009 performance, but disappointed with the high levels of loan loss provisions which led to a loss for the year,” said Mark A. Hoppe, President and Chief Executive Officer of Cole Taylor Bank. “Total revenue increased every quarter of this past year. Our service charge and fee income is up as a direct result of the growth in new commercial banking clients over the past two years. Our focus on expense control is paying off, and we expect that the addition of our new residential mortgage origination unit will serve to increase fee income and contribute to the Company’s growth. We’ve also seen a continuation of positive trends in asset quality, including reductions in nonperforming loans. While there are positive signs that the economy is improving, we expect continued market challenges for the coming year. We remain confident that our strategy of becoming a leader in Chicago area business banking is still the right one for our organization and we will continue to execute against that strategy.”

Revenue

For the fourth quarter of 2009, the Company’s net interest income increased to $32.8 million, up from $32.4 million reported for the third quarter of 2009. For the year ended December 31, 2009, net interest income was $122.9 million, up 33% from $92.4 million reported for the year ended December 31, 2008.

The tax equivalent net interest margin was 3.10% for the fourth quarter of 2009, up from 2.92% in the third quarter of 2009. For the full year 2009, the net interest margin was 2.84%, up from 2.55% for 2008. While the Company’s yield on earning assets declined during the year, that decline was more than offset by a lower cost of funds as the Company increased its noninterest bearing deposits (primarily commercial relationship demand deposits) and decreased its balances of brokered and other out-of-market deposits.

Noninterest income for the fourth quarter of 2009 totaled $12.7 million, up from $3.4 million in the prior quarter, primarily attributable to an $8.6 million increase in gains on sales of investment securities in the fourth quarter. For the year ended December 31, 2009, noninterest income totaled $33.6 million, up from $12.4 million for the year ended December 31, 2008. The full year increase was due to $17.6 million in securities gains in 2009 as compared with securities losses of $2.4 million for 2008 as the Company repositioned its balance sheet and took advantage of changes in the rate environment. Service charge income increased from $9.1 million in full year 2008 to $11.3 million for full year 2009, primarily due to increased commercial account activity. For 2009, the Company recorded a $2.0 million loss on mortgage banking activities as a result of losses on hedges placed on single-family mortgages held for sale.

Expense

Noninterest expense totaled $30.2 million for the fourth quarter of 2009 as compared to $22.5 million for the third quarter of 2009. The higher level of noninterest expense was primarily attributable to a $6.2 million rise in nonperforming asset expense which was caused by additional write-downs on loans held for sale and other loan-related assets. For the year ended December 31, 2009, noninterest expense totaled $97.6 million, up from $93.4 million for the twelve months ended December 31, 2008. The 2009 increase in noninterest expense was limited to $4.2 million despite increases of $7.7 million in FDIC assessments and $8.2 million in non-performing asset expenses and related legal fees.

Balance Sheet

At December 31, 2009, the Company’s assets totaled $4.4 billion, as compared with $4.5 billion at September 30, 2009 and $4.4 billion at December 31, 2008.

In 2009, the Company continued to reposition its loan portfolio. Total loans at December 31, 2009, declined to $2.9 billion from $3.0 billion at September 30, 2009 and $3.1 billion at December 31, 2008. As the result of ongoing new business development efforts, the Company added over 200 new commercial client relationships and funded $654 million in new loans in 2009. That growth was offset as the Company reduced its exposure in industries and sectors it no longer considered economically desirable. The loan portfolio also declined as a result of charge-offs and the historically low line usage by its customers, the result of continued ongoing difficult economic conditions. Loans held for sale at December 31, 2009, totaled $81.9 million, down from $102.8 million at September 30, 2009, with the reduction primarily due to loan sales and additional write-downs during the quarter.

At December 31, 2009, the Company’s total deposits were $3.0 billion, down from $3.1 billion at both September 30, 2009 and December 31, 2008. For the fourth quarter of 2009, average noninterest bearing deposits (primarily commercial demand deposits) rose $193.9 million, or 43%, from the fourth quarter of 2008. Average in-market deposits increased by $336.8 million, or 17%, from the fourth quarter of 2008 to the fourth quarter of 2009. The Company’s ongoing efforts to reduce its reliance on out-of-market and brokered deposits resulted in a decline in average out-of-market deposits of $561.1 million, or 46%, from the fourth quarter of 2008 to the fourth quarter of 2009.

Credit Quality

At December 31, 2009, total nonperforming assets decreased to $167.7 million from the $196.3 million reported at September 30, 2009, and down from the December 31, 2008, total of $213.6 million.

Nonaccrual loans decreased to $141.4 million at December 31, 2009, from $163.8 million at September 30, 2009, and down from $200.2 million at December 31, 2008. The reduction in nonaccrual loans in both the fourth quarter and full year 2009 primarily resulted from declines in commercial and industrial nonaccruals as well as residential construction and land nonaccruals. These declines were attributable to a combination of repayments, charge-offs and transfers to other real estate owned along with reduced levels of loans moving to nonaccrual status. Loans past due 90 days or more but still accruing interest declined to $59,000 at December 31, 2009, down from $12.2 million at September 30, 2009, and $153,000 at December 31, 2008. The September 30, 2009, amount was largely the result of one large commercial loan that was past due at that date. Other real estate owned rose to $26.2 million at December 31, 2009, up from $20.3 million at the end of the third quarter 2009 and up from $13.2 million at year end 2008. Loans contractually past due 30 through 89 days at December 31, 2009 were $13.2 million, down from $18.3 million at September 30, 2009 and $25.3 million at December 31, 2008.

The provision for loan losses for the fourth quarter of 2009 was $19.0 million, up from $15.5 million recorded for the third quarter of 2009. For the full year 2009, the provision for loan losses was $89.6 million, down from $144.2 million for 2008.

The allowance for loan losses was $106.2 million at December 31, 2009, compared to $107.1 million at September 30, 2009 and $128.5 million at December 31, 2008. As a percent of loans, the allowance increased to 3.50% at December 31, 2009, up from 3.44% at September 30, 2009, but down from 3.98% at December 31, 2008. As a percent of nonperforming loans, the allowance was 75.06% at December 31, 2009, up from 60.86% at September 30, 2009 and 64.15% at December 31, 2008.

Capital

At December 31, 2009, the Company’s Tier I Risk Based Capital ratio was 9.79%, while its Total Risk Based Capital ratio was 12.72%. Both ratios substantially exceed all regulatory requirements for well-capitalized banks, which are 6.00% for Tier I Risk Based Capital and 10.00% for Total Risk Based Capital. The Company’s Tier I Capital to Average Assets leverage ratio at December 31, 2009 was 7.60%.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might,” “plan,” “prudent,” “potential,” “should,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could,” and “estimate,” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2008 Annual Report on Form 10-K filed with the SEC on March 11, 2009. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Ilene Stevens
847.653.7731

## end ##

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Dec. 31, 2009	(Unaudited) Sept. 30, 2009	Dec. 31, 2008
ASSETS
Cash and cash equivalents	$48,469	$47,533	$53,012
Investment securities	1,271,271	1,306,098	1,094,594
Loans held for sale, at lower of cost or market	81,853	102,765	—
Loans, net of allowance for loan losses of $106,185, $107,132 and $128,548 at December 31, 2009, September 30, 2009 and December 31, 2008, respectively	2,847,290	2,904,357	3,104,713
Premises, leasehold improvements and equipment, net	15,515	15,742	17,124
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	31,210	35,741	29,630
Other real estate and repossessed assets, net	26,231	20,313	13,179
Other assets	81,663	52,532	76,637

Total assets	$4,403,502	$4,485,081	$4,388,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$659,146	$615,590	$470,990
Interest-bearing	2,317,654	2,437,139	2,660,056

Total deposits	2,976,800	3,052,729	3,131,046
Other borrowings	337,669	327,692	275,560
Accrued interest, taxes and other liabilities	60,925	56,440	71,286
Notes payable and other advances	627,000	617,000	462,000
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	55,695	55,593	55,303

Total liabilities	4,144,696	4,196,061	4,081,802

Stockholders’ equity:
Preferred stock, Series A	60,000	60,000	60,000
Preferred stock, Series B	98,844	98,474	97,314
Common stock	120	120	121
Surplus	226,398	225,951	224,872
Accumulated deficit	(110,617)	(104,708)	(69,294)
Accumulated other comprehensive income, net	8,697	33,819	18,710
Treasury stock	(24,636)	(24,636)	(24,636)

Total stockholders’ equity	258,806	289,020	307,087

Total liabilities and stockholders’ equity	$4,403,502	$4,485,081	$4,388,889

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Twelve Months Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Interest income:
Interest and fees on loans	$40,180	$40,749	$41,517	$159,848	$158,564
Interest and dividends on investment securities:
Taxable	12,515	13,921	11,614	54,694	38,633
Tax-exempt	1,265	1,360	1,443	5,468	5,830
Interest on cash equivalents	5	3	50	20	1,421

Total interest income	53,965	56,033	54,624	220,030	204,448

Interest expense:
Deposits	14,253	16,629	23,244	69,164	88,279
Other borrowings	2,226	2,210	2,194	8,844	9,648
Notes payable and other advances	1,601	1,718	1,466	6,557	5,511
Junior subordinated debentures	1,448	1,477	1,693	6,066	7,013
Subordinated notes	1,627	1,624	1,613	6,488	1,646

Total interest expense	21,155	23,658	30,210	97,119	112,097

Net interest income	32,810	32,375	24,414	122,911	92,351
Provision for loan losses	19,002	15,539	30,353	89,611	144,158

Net interest income (loss) after provision for loan losses	13,808	16,836	(5,939)	33,300	(51,807)

Noninterest income:
Service charges	2,825	2,892	2,459	11,306	9,136
Trust and investment management fees	356	332	842	1,697	3,578
Mortgage banking activities	(656)	(1,351)	—	(1,961)	23
Gain (loss) on investment securities	8,958	378	(2,399)	17,595	(2,399)
Other derivative income	19	108	830	1,399	1,936
Other noninterest income	1,233	1,017	(647)	3,555	163

Total noninterest income	12,735	3,376	1,085	33,591	12,437

Noninterest expense:
Salaries and employee benefits	10,938	10,440	10,108	42,914	47,855
Occupancy of premises	2,067	2,017	2,039	8,146	7,812
Furniture and equipment	605	531	596	2,230	3,094
Non–performing asset expense	8,453	2,295	(166)	11,726	4,711
FDIC assessment	2,167	2,314	796	10,380	2,687
Legal fees, net	1,736	1,430	1,821	5,961	5,016
Early extinguishment of debt	—	—	894	527	2,500
Other noninterest expense	4,253	3,489	5,542	15,723	19,695

Total noninterest expense	30,219	22,516	21,630	97,607	93,370

Loss before income taxes	(3,676)	(2,304)	(26,484)	(30,716)	(132,740)
Income tax expense (benefit)	(647)	144	(11,648)	834	(8,212)

Net loss	(3,029)	(2,448)	(14,836)	(31,550)	(124,528)
Preferred dividends and discounts	(2,880)	(2,873)	(2,150)	(11,483)	(2,150)
Implied non-cash preferred dividend	—	—	—	—	(16,680)

Net loss applicable to common stockholders	$(5,909)	$(5,321)	$(16,986)	$(43,033)	$(143,358)

Basic loss per common share	$(0.56)	$(0.51)	$(1.62)	$(4.10)	$(13.72)
Diluted loss per common share	(0.56)	(0.51)	(1.62)	(4.10)	(13.72)

TAYLOR CAPITAL GROUP, INC.

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	December 31, 2009		September 30, 2009		December 31, 2008
	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Loans:
Commercial and industrial	$1,264,369	42.8%	$1,292,091	42.9%	$1,485,673	45.9%
Commercial real estate secured	1,171,777	39.7	1,156,114	38.4	1,058,930	32.8
Residential construction & land	221,859	7.5	247,386	8.2	349,998	10.8
Commercial construction & land	142,584	4.8	160,534	5.3	181,454	5.6

Total commercial loans	2,800,589	94.8	2,856,125	94.8	3,076,055	95.1
Consumer-oriented loans	152,892	5.2	155,372	5.2	157,222	4.9

Gross loans	2,953,481	100.0%	3,011,497	100.0%	3,233,277	100.0%

Less: Unearned discount	(6)		(8)		(16)

Total loans	2,953,475		3,011,489		3,233,261
Less: Loan loss allowance	(106,185)		(107,132)		(128,548)

Net loans	$2,847,290		$2,904,357		$3,104,713

Loans Held for Sale	$81,853		$102,765		—

The following tables provide details of the Company’s commercial real estate and residential construction and land portfolios:

	December 31, 2009		September 30, 2009		December 31, 2008
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	$211,817	18.1%	$212,011	18.3%	$206,637	19.5%
Office/mixed use property	149,951	12.8	153,333	13.3	145,978	13.8
Commercial properties	144,745	12.3	134,785	11.7	130,227	12.3
Specialized—other	121,530	10.4	121,983	10.6	92,193	8.7
Other commercial properties	64,602	5.5	70,670	6.1	61,478	5.8

Commercial non-owner occupied	692,645	59.1	692,782	60.0	636,513	60.1
Commercial owner-occupied	334,744	28.6	316,124	27.3	270,346	25.5
Multi-family properties	144,388	12.3	147,208	12.7	152,071	14.4

Total commercial real estate secured	$1,171,777	100.0%	$1,156,114	100.0%	$1,058,930	100.0%

Residential construction & land:
Residential construction	$173,432	78.2%	$189,361	76.5%	$275,556	78.7%
Land	48,427	21.8	58,025	23.5	74,442	21.3

Total residential construction and land	$221,859	100.0%	$247,386	100.0%	$349,998	100.0%

TAYLOR CAPITAL GROUP, INC.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$59	$12,190	$153
Nonaccrual loans:
Commercial and industrial	26,687	31,191	42,263
Commercial real estate secured	36,420	36,824	23,068
Residential construction and land	62,795	78,224	114,160
Commercial construction and land	4,245	7,854	14,934
All other loan types	11,256	9,737	5,802

Total nonaccrual loans	141,403	163,830	200,227

Total nonperforming loans	141,462	176,020	200,380
Other real estate owned and repossessed assets	26,231	20,313	13,179

Total nonperforming assets	$167,693	$196,333	$213,559

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$13,206	$18,339	$25,272
Restructured loans not included in nonperforming assets	1,196	4,825	—
Recorded balance of impaired loans	141,697	162,986	206,705
Allowance for loan losses related to impaired loans	33,640	35,453	41,451

Allowance for Loan Losses Summary:
Allowance at beginning of period	$107,132	$132,927	$117,967
Net (charge-offs) recoveries:
Commercial and commercial real estate	(7,983)	(14,091)	(357)
Real estate—construction and land	(10,384)	(27,091)	(19,050)
Total consumer-oriented loans	(1,582)	(152)	(365)

Total net charge-offs	(19,949)	(41,334)	(19,772)
Provision for loan losses	19,002	15,539	30,353

Allowance at end of period	$106,185	$107,132	$128,548

Key Credit Ratios:
Nonperforming loans to total loans	4.66%	5.65%	6.20%
Nonperforming assets to total loans plus repossessed property	5.48%	6.26%	6.58%
Nonperforming assets to total assets	3.81%	4.38%	4.87%
Annualized net charge-offs to average total loans	2.59%	5.20%	2.47%
Allowance to total loans at end of period	3.50%	3.44%	3.98%
Allowance to nonperforming loans	75.06%	60.86%	64.15%
30 – 89 days past due to total loans	0.44%	0.58%	0.78%

TAYLOR CAPITAL GROUP, INC.

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	December 31, 2009		September 30, 2009		December 31, 2008
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$640,590	21.5%	$598,760	19.2%	$446,693	14.0%
NOW accounts	224,787	7.5	223,386	7.2	215,449	6.7
Savings deposits	41,198	1.4	41,839	1.3	42,459	1.3
Money market accounts	451,953	15.2	407,298	13.0	339,518	10.6
Customer certificates of deposit	768,733	25.8	826,911	26.4	863,775	27.0
CDARS time deposits	132,231	4.4	154,979	5.0	4,229	0.1
Public time deposits	73,916	2.5	76,625	2.4	84,532	2.6

Total in-market deposits	2,333,408	78.3	2,329,798	74.5	1,996,655	62.3

Out-of-market deposits:
Brokered money market deposits	8,601	0.3	9,390	0.3	86,958	2.7
Out-of-local-market certificates of deposit	89,480	3.0	99,665	3.2	145,679	4.5
Brokered certificates of deposit	549,588	18.4	686,868	22.0	976,104	30.5

Total out-of-market deposits	647,669	21.7	795,923	25.5	1,208,741	37.7

Total deposits	$2,981,077	100.0%	$3,125,721	100.0%	$3,205,396	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
In-market deposits:
Noninterest-bearing deposits	$659,146	$615,590	$470,990
NOW accounts	307,025	213,668	218,451
Savings accounts	41,479	41,534	42,275
Money market accounts	438,080	456,795	320,691
Customer certificates of deposit	775,663	774,082	870,183
CDARS time deposits	116,256	145,889	5,670
Public time deposits	68,763	78,090	84,831

Total in-market deposits	2,406,412	2,325,648	2,013,091

Out-of-market deposits:
Brokered money market deposits	7,338	9,052	73,352
Out-of-local-market certificates of deposit	79,015	95,990	136,470
Brokered certificates of deposit	484,035	622,039	908,133

Total out-of-market deposits	570,388	727,081	1,117,955

Total deposits	$2,976,800	$3,052,729	$3,131,046

Taylor Capital Group, Inc.

Summary of Key Financial Data

Dollars in Thousands

Unaudited

	2009				2008	Year To Date
	Fourth	Third	Second	First	Fourth	Dec. 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	2009	2008
Condensed Income Data:
Net interest income	$32,810	$32,375	$30,380	$27,346	$24,414	$122,911	$92,351
Provision for loan losses	19,002	15,539	39,507	15,563	30,353	89,611	144,158
Total noninterest income	12,735	3,376	12,137	5,343	1,085	33,591	12,437
Total noninterest expense	30,219	22,516	23,707	21,165	21,630	97,607	93,370

Loss before income taxes	(3,676)	(2,304)	(20,697)	(4,039)	(26,484)	(30,716)	(132,740)
Income tax expense (benefit)	(647)	144	2,558	(1,221)	(11,648)	834	(8,212)

Net loss	(3,029)	(2,448)	(23,255)	(2,818)	(14,836)	(31,550)	(124,528)
Preferred dividends and discounts	(2,880)	(2,873)	(2,868)	(2,862)	(2,150)	(11,483)	(18,830)

Net loss applicable to common shareholders	$(5,909)	$(5,321)	$(26,123)	$(5,680)	$(16,986)	$(43,033)	$(143,358)

Per Share Data:
Basic loss per common share	$(0.56)	$(0.51)	$(2.49)	$(0.54)	$(1.62)	$(4.10)	$(13.72)
Diluted loss per common share	(0.56)	(0.51)	(2.49)	(0.54)	(1.62)	(4.10)	(13.72)
Cash dividends per common share	—	—	—	—	—	—	0.10
Book value per common share	9.02	11.78	10.24	13.85	13.47	—	13.47
Weighted average shares-basic	10,504,027	10,502,844	10,492,789	10,471,516	10,458,851	10,492,911	10,450,177
Weighted average shares-diluted	10,504,027	10,502,844	10,492,789	10,471,516	10,458,851	10,492,911	10,450,177
Shares outstanding-end of period	11,076,707	11,078,011	11,081,429	11,093,349	11,115,936	11,076,707	11,115,936

Performance Ratios (annualized):
Loss on average assets	-0.28%	-0.22%	-2.04%	-0.25%	-1.39%	-0.70%	-3.27%
Loss on average equity	-4.19%	-3.58%	-30.20%	-3.69%	-24.14%	-10.74%	-51.01%
Efficiency ratio (1)	82.59%	63.65%	67.89%	66.09%	77.53%	70.27%	87.11%

Average Balance Sheet Data (2):
Total assets	$4,390,123	$4,543,191	$4,570,534	$4,434,293	$4,267,048	$4,484,575	$3,810,987
Investments	1,220,768	1,325,722	1,341,763	1,150,587	1,026,848	1,260,083	895,361
Cash equivalents	1,118	2,637	527	2,473	16,224	1,688	64,025
Loans	3,079,862	3,180,992	3,187,740	3,238,537	3,203,811	3,171,373	2,790,723
Total interest-earning assets	4,301,748	4,509,351	4,530,030	4,391,597	4,246,883	4,433,144	3,750,109
Interest-bearing deposits	2,340,487	2,526,961	2,580,403	2,632,961	2,758,703	2,519,420	2,511,820
Borrowings	1,058,628	1,074,533	1,027,010	909,565	753,070	1,017,999	596,215
Total interest-bearing liabilities	3,399,115	3,601,494	3,607,413	3,542,526	3,511,774	3,537,419	3,108,035
Noninterest-bearing deposits	640,590	598,760	578,020	519,187	446,693	584,512	409,322
Total stockholders’ equity	289,178	273,504	307,977	305,111	245,836	293,843	244,147

Tax Equivalent Net Interest Margin:
Net interest income as stated	$32,810	$32,375	$30,380	$27,346	$24,414	$122,911	$92,351
Add: Tax equivalent adjust.-investment (3)	681	732	763	768	777	2,944	3,140
Tax equivalent adjust.-loans (3)	29	29	29	29	32	115	126

Tax equivalent net interest income	$33,520	$33,136	$31,172	$28,143	$25,223	$125,970	$95,617

Net interest margin without tax adjust.	3.03%	2.86%	2.69%	2.51%	2.29%	2.77%	2.46%
Net interest margin—tax equivalent (3)	3.10%	2.92%	2.76%	2.58%	2.37%	2.84%	2.55%
Yield on earning assets without tax adjust.	4.99%	4.94%	4.93%	5.00%	5.12%	4.96%	5.45%
Yield on earning assets—tax equivalent (3)	5.05%	5.01%	5.00%	5.07%	5.20%	5.03%	5.54%
Yield on interest-bearing liabilities	2.47%	2.61%	2.82%	3.09%	3.42%	2.75%	3.61%
Net interest spread—without tax adjust.	2.52%	2.34%	2.11%	1.91%	1.70%	2.21%	1.84%
Net interest spread—tax equivalent (3)	2.58%	2.40%	2.18%	1.98%	1.78%	2.28%	1.93%

	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Condensed Balance Sheet Data:
Investment securities	$1,271,271	$1,306,098	$1,306,174	$1,321,605	$1,094,594
Loans	3,035,328	3,114,254	3,177,739	3,214,096	3,233,261
Allowance for loan losses	106,185	107,132	132,927	130,282	128,548
Total assets	4,403,502	4,485,081	4,548,325	4,596,701	4,388,889
Total deposits	2,976,800	3,052,729	3,204,574	3,147,653	3,131,046
Total borrowings	1,106,971	1,086,892	974,344	1,060,212	879,470
Total stockholders’ equity	258,806	289,020	271,635	311,425	307,087

Asset Quality Ratios:
Nonperforming loans	$141,462	$176,020	$189,816	$184,297	$200,380
Nonperforming assets	167,693	196,333	212,886	202,529	213,559
Allowance for loan losses to total loans	3.50%	3.44%	4.18%	4.05%	3.98%
Allowance for loan losses to nonperforming loans	75.06%	60.86%	70.03%	70.69%	64.15%
Nonperforming assets to total loans plus repossessed property	5.48%	6.26%	6.65%	6.27%	6.58%

Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	12.72%	12.75%	12.51%	12.87%	13.02%
Tier I Capital (to Risk Weighted Assets).	9.79%	9.86%	9.67%	10.07%	10.22%
Leverage (to average assets)	7.60%	7.47%	7.52%	8.29%	8.73%

Footnotes:

(1)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(2)	Average balances are daily averages.
(3)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.